EXHIBIT 1

                             JOINT FILING AGREEMENT

      The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




Date:  January 23, 2004


                           ARTISAN INVESTMENT CORPORATION
                           for itself and as general partner of
                           ARTISAN PARTNERS LIMITED PARTNERSHIP


                           Janet D. Olsen*
                           --------------------------------


                           ANDREW A. ZIEGLER

                           Andrew A. Ziegler*
                           --------------------------------


                           CARLENE MURPHY ZIEGLER

                           Carlene Murphy Ziegler*
                           --------------------------------


                           *By: /s/ Janet D. Olsen
                                ---------------------------
                                Janet D. Olsen
                                Vice President of Artisan Investment Corporation Attorney-in-Fact for Andrew A. Ziegler Attorney-in-Fact for Carlene Murphy Ziegler